UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 24, 2008

House of Taylor Jewelry, Inc.

(Exact name of Registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	0-25377 (Commission File Number)	33-0805583 (IRS employer identification no.)
9200 Sunset Blvd. Suite 425 West Hollywood, California	90069
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:	(310) 860-2660

 (Registrant’s former name or former address, if changed since last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 24, 2008, the Registrant executed a Peaceful Possession of Collateral letter (“Possession Letter”) with New Stream Secured Capital, L.P. (“New Stream”, “Lender”), Registrant 's secured lender. A copy of the Possession Letter is attached to this report as Exhibit 99.1.

Under the Possession Letter, the Registrant (“Debtor”) acknowledges:

As of June 23rd, 2008, the Debtor is indebted to Lender pursuant to the Financing Agreements in an amount of not less than $11,182,220.19, plus interest accrued and accruing thereon, plus the commissions, costs, expenses, attorneys’ fees and other charges or contractual obligations now or hereafter payable by the Debtor to Lender under the Financing Agreements, plus all amounts which may be paid by Lender in connection with the sale or other disposition of the Debtor’s assets, plus all other Obligations, all of which are owed by the Debtor to Lender (hereinafter, the “Obligations”);

Lender has and shall continue to have, valid, enforceable and perfected first liens upon and security interests in certain of the Debtor’s personal property, including, without limitation, all of the Collateral, which liens and security interests secure payment and performance of all of the Obligations in accordance with the terms of the Financing Agreements

The Debtor hereby acknowledges and agrees that the Debtor is in default under the Financing Agreements and in the payment of its Obligations to Lender which entitles Lender to exercise immediately its rights and remedies under the Financing Agreements, applicable law and otherwise.  Lender has not waived, presently does not intend to waive, and does not hereby waive, any such defaults and nothing contained herein or the transactions contemplated hereby shall be deemed to constitute any such waiver.

The Debtor hereby confirms that the Debtor does not have sufficient working capital to continue its business or the means to protect the Collateral.

The Debtor hereby waives all of its rights to notification or otherwise under Section 9-611 of the Uniform Commercial Code (“UCC”) as to the sale or other disposition by Lender of the Collateral, under Section 9-620 of the UCC regarding acceptance of the Collateral as discharge of the Obligations, under Section 9-623 of the UCC regarding the Debtor’s right to redeem the Collateral.

In addition, the Registrant agrees to:

The Debtor hereby surrenders, delivers and grants to Lender peaceful possession of the Collateral wherever located, and the products and proceeds thereof.  Such surrender and delivery of such Collateral to Lender is in recognition of the rights of Lender as a secured party under the UCC and other applicable law. The Debtor knowingly waives any rights such Debtor may have to notice and a hearing before any court of competent jurisdiction and consents to Lender’s possession, sale, transfer, license or other disposition of or realization on the Collateral.  The Debtor agrees that Lender may, at any time, take such action as it may deem appropriate with respect thereto, and Lender

Item 1.01. Entry into a Material Definitive Agreement (Continued).

may, at any time, exercise its rights to dispose of any and all such Collateral as provided for under the Financing Agreements and applicable law, without prejudice to all of the rights of Lender. All proceeds of the Collateral received and retained by Lender shall be applied by Lender to the Obligations in such order and manner as Lender shall determine.  Debtor shall be and remain liable for any deficiency until all Obligations are fully and indefeasibly paid and satisfied.  Nothing herein will limit or be deemed to limit any rights or interests of Lender with respect to Collateral not expressly surrendered, delivered, or granted to Lender hereunder.  After the date hereof, the Debtor shall continue to cooperate with Lender in all respects concerning the surrender, disposition and realization of the Collateral.

The Debtor will execute and deliver to Lender notification letters signed by the Debtor addressed to such of the Debtor’s Account Debtors as Lender shall require, or at Lender’s option, addressed in blank, to be completed, and/or sent by Lender hereafter from time to time, directing payment to Lender of the Debtor’s Accounts or other monies due to Debtor.

All capitalized terms used in the above shall have the respective meanings ascribed to them in the Loan Agreement with New Stream, which was filed as an exhibit to the Registrant’s Form 8-K that was filed on October 18, 2007

 (c) Exhibit

Exhibit No.	Description
99.1	Peaceful Possession of Collateral Letter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 25, 2008	House of Taylor Jewelry, Inc.
/s/ Bob Rankin
Bob Rankin, Chief Financial and Operating Officer